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                                                                   Exhibit 10.12


                             Amendment No. 1 to the
                 CytRx Corporation 2000 Long-Term Incentive Plan

This Amendment No. 1 ("Amendment") to the CytRx Corporation 2000 Long-Term Incentive Plan (the "Plan") is made and executed this 8th day of February, 2002, to be subject to, and effective as of the date of, stockholder approval of this Amendment.

WHEREAS, the Board of Directors of CytRx Corpration (the "Company") has determined that it would be desirable and in the best interests of the Company and its stockholders to amend the Plan to increase by 2,000,000 the number of shares available for issuance thereunder, which amendment requires stockholder approval; and

NOW, THEREFORE, in accordance with Section 15.1 of the Plan, the Plan is hereby amended as follows:

1. Authorized Shares. The number "1,000,000" in the first sentence of Section
5.1 of the Plan is hereby deleted and replaced with the number "3,000,000."

2. Effect of Amendment. As modified hereby, the provisions of the Plan shall remain in full force and effect, and the Plan may be restated, as amended hereby, in its entirety.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first above written.

                            CytRx Corporation

                            By: /s/ Mark W. Reynolds
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                                 Name:  Mark W. Reynolds
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                                 Title: Vice President, Finance and Secretary
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